Exhibit 99.1

VERITAS DGC INC. ANNOUNCES CONCLUSION

OF THE CFIUS REVIEW

Houston - November 20, 2006 - Veritas DGC Inc. (NYSE: VTS) announced today that the Committee on Foreign Investment in the United States (“CFIUS”) has concluded its review relating to the previously announced merger agreement whereby Compagnie Générale de Géophysique will acquire Veritas.

On September 5, 2006, Veritas and CGG announced that they entered into a definitive agreement for the merger. The conclusion of the CFIUS review period satisfies one of the merger conditions.  Completion of the merger remains subject to receipt of shareholders’ approval, as well as the satisfaction of other customary closing conditions.

Veritas cautions that statements in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements as to expectations, beliefs and future financial performance, such as statements regarding our business prospects.  All of these are based on current information and expectations that are subject to a number of risks, uncertainties and assumptions.  These risks and uncertainties are more fully described in our reports filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material respect from those currently anticipated.

INVESTOR NOTICE

In connection with the proposed transaction between Compagnie Generale de Geophysique (“CGG”) and Veritas DGC Inc. (“Veritas”), CGG has filed a registration statement on Form F-4 (File no. 333-138033) (the “Form F-4”) to register the CGG ordinary shares underlying the CGG American Depositary Shares (“ADS”) to be issued in the proposed transaction.  CGG and Veritas have also filed, and intend to continue to file, additional relevant materials with the Securities and Exchange Commission (the “SEC”), including the filing by CGG with the SEC of a Registration Statement on Form F-6 (the “Form F-6” and together with the Form F-4, the “Registration Statements”) which will include a preliminary prospectus and related materials to register the CGG American Depositary Shares (“ADS”), as well as the CGG ordinary shares underlying such CGG ADSs, to be issued in exchange for shares of Veritas common stock, and Veritas and CGG plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus contain and will contain important information about Veritas, CGG, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may be able to obtain free copies of the documents filed with the SEC by CGG and Veritas (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may be able to obtain free copies of materials filed with the SEC by CGG and Veritas (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at +1 832 351 8821 and from CGG by contacting Investor Relations at invrel@cgg.com or by telephone at +33 1 64 47 38 31.

Veritas and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein.  Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.  Additional information regarding these directors and executive officers is also included in Veritas’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about October 28, 2005.  This document is available free of charge at the SEC’s web site at www.sec.gov and from Veritas by contacting Investor Relations at +1 832 351 8821.

CGG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Veritas in connection with the transaction described herein.  Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.  Additional information regarding these directors and executive officers is also included in CGG’s Form 20-F filed with the SEC on May 9, 2006.  This document is available free of charge at the SEC’s web site at www.sec.gov and from CGG by contacting Investor Relations at +33 1 64 47 38 31.

Veritas DGC Inc., headquartered in Houston, Texas, is a leading provider of integrated geophysical information and services to the petroleum industry worldwide. Additional information regarding Veritas maybe found at www.veritasdgc.com.

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For additional information, please contact:

Mindy Ingle

Investor Relations

Tele: + 1 832 351 8821

mindy_ingle@veritasdgc.com